Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Patrick McClain
Chief Financial Officer
patrick.mcclain@falconstor.com

FalconStor Software Announces Third Quarter 2017 Results

MELVILLE, N.Y., November 20, 2017 — FalconStor Software, Inc. (OTCQB: FALC), a market leader in storage software, today announced financial results for its third quarter ended September 30, 2017.

"Q3 marks an important pivot point for Falconstor as the strategic restructuring launched earlier in 2017, and additional focus implemented during the quarter, have produced a return to profitability" stated Todd Brooks, CEO of FalconsStor. "Our products and solutions play a key role in managing and protecting critical data within enterprises around the world. The financial stability we are creating will enable us to continue innovating and delivering outstanding value to our existing partners and customers, while positioning the company for future growth."

Financial Overview:

	Three Months Ended September 30,				Change Period to Period
(in millions except per share data)	2017		2016
Total revenue	$6.1	100%	$7.3	100%	$(1.2)	(17)%
Total cost of revenue	$1.2	20%	$2.1	28%	$(0.8)	(40)%
Total operating expenses	$3.6	59%	$7.1	96%	$(3.5)	(49)%
Operating income (loss) (GAAP)	$1.3	21%	$(1.8)	(25)%	$3.1	*
Net income (loss) (GAAP)	$1.4	23%	$(2.0)	(27)%	$3.4	*
EPS GAAP	$0.02		$(0.02)		$0.07

For the three months ended September 30, 2017 we delivered net GAAP operating income of $1.3 million on revenues of $6.1 million. Included in operating results above for the three months ended September 30, 2017 and 2016 were $(0.3) million and $0.3 million of share-based compensation expense, respectively, and $0.2 million and $0.4 million of severance expense, respectively.

	Nine Months Ended September 30,				Change Period to Period
(in millions except per share data)	2017		2016
Total revenue	$18.9	100%	$22.8	100%	$(3.9)	(17)%
Total cost of revenue	$4.5	24%	$6.4	28%	$(1.9)	(30)%
Total operating expenses	$14.8	78%	$26.1	115%	$(11.3)	(43)%
Operating income (loss) (GAAP)	$(0.4)	(2)%	$(9.7)	(42)%	$9.3	(96)%
Net income (loss) (GAAP)	$(0.3)	(2)%	$(9.8)	(43)%	$9.5	(97)%
EPS GAAP	$(0.02)		$(0.25)		$0.23

For the nine months ended September 30, 2017 we have incurred a GAAP net operating loss of $.4 million as compared to a net loss of $9.7 million for the same period last year. Included in operating results above for the nine months ended September 30, 2017 and 2016 were $0.3 million and $2.4 million of share-based compensation expense, respectively, and $1.0 million and $1.4 million of severance expense, respectively. Included in net loss for the nine months ended September 30, 2017 and 2016 was an income tax provision of $0.2 million and $0.4 million, respectively. Due to cost rationalization initiatives completed during 2016 and continued into 2017 we reduced our net loss by (97)% for the nine months ended September 30, 2017 as compared to the prior year period.

Deferred revenue at September 30, 2017 was $18.8 million, compared with $23.7 million at December 31, 2016. Our cash balance at September 30, 2017 was $1.8 million, compared with $3.4 million at December 31, 2016.

	Three Months Ended,
(in millions except per share data)	September 30, 2017	June 30, 2017	September 30, 2016
Revenue	$6.1	$6.7	$7.3
Bookings	$3.5	$3.9	$5.5
Non-GAAP Expenses	$5.0	$7.2	$8.9
Non-GAAP Gross Margin	80%	74%	72%
Non-GAAP Operating Income (Loss)	$1.1	$(0.4)	$(1.5)
Non-GAAP Net Income (Loss)	$1.2	$(0.5)	$(1.7)
Non-GAAP EPS	$0.02	$(0.01)	$(0.04)
Cash (used in) provided by operations	$0.1	$(1.6)	$(3.3)

•
In June 2017, our Board of Directors, approved a comprehensive plan to increase operating performance (the “2017 Plan”). The 2017 Plan will result in a realignment and reduction in workforce and a change in the leadership of the Company. The 2017 Plan is substantially complete and we ended the quarter with 83 employees worldwide. These actions are anticipated to result in an annualized cost savings of approximately $10.0 million. In connection with the 2017 Plan, we have incurred year to date severance expense of $1.0 million which is included in operating expenses. In making these changes, we prioritized customer support and development while consolidating operations and cutting direct sales resources, therefore allowing us to focus on our install base and develop more efficient market channels.

•	During 2017, we continued to innovate and further enhance our products.

Non-GAAP results exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

Conference Call
The Company will host a conference call to discuss its financial results on Thursday, November 20, 2017 at 4:30 p.m. EST. To participate in the conference call, please dial:

Toll Free: 1-800-239-9838

International: +1-323-794-2551

Conference ID: 4592668

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?RGID=r6b8e242b7f5b52b17df97bb7352d28df

Meeting: FalconStor Q3 2017 Earnings

Meeting Password: Q317meeting

Meeting Number: 796 183 959

A conference call replay will be available beginning November 20, 2017 at 7:30 p.m. EST through 7:30 p.m. EDT on November 27th. To listen to the replay of the call, dial: Toll Free: 1-888-203-1112; International: +1 719-457-0820; Passcode: 4592668

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (OTCQB: FALC) is a leading storage software company offering a converged data services software platform that is hardware agnostic. Our open, integrated flagship solution FreeStor® reduces vendor lock-in and gives enterprises the freedom to choose the applications and hardware components that make the best sense for their business. We empower organizations to modernize their data center with the right performance, in the right location, all while protecting existing investments. FalconStor’s mission is to maximize data availability and system uptime to ensure nonstop business productivity while simplifying data management to reduce operational costs. Our award-winning solutions are available and supported worldwide by OEMs as well as leading service providers, system integrators, resellers and FalconStor. The Company is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, FreeStor and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,751,310	$3,391,528
Accounts receivable, net	2,198,718	5,003,972
Prepaid expenses and other current assets	999,790	1,245,085
Inventory	6,181	6,181
Total current assets	4,955,999	9,646,766
Property and equipment, net	753,849	1,174,942
Deferred tax assets, net	577,934	577,735
Software development costs, net	338,022	547,558
Other assets, net	1,038,504	973,949
Goodwill	4,150,339	4,150,339
Other intangible assets, net	152,147	209,456
Total assets	$11,966,794	$17,280,745
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,156,193	$419,877
Accrued expenses	4,114,109	4,471,010
Deferred revenue, net	12,334,255	15,236,123
Total current liabilities	17,604,557	20,127,010
Other long-term liabilities	1,114,496	1,170,844
Deferred tax liabilities, net	272,886	254,776
Deferred revenue, net	6,453,820	8,430,692
Total liabilities	25,445,759	29,983,322
Commitments and contingencies
Series A redeemable convertible preferred stock	9,000,000	9,000,000
Total stockholders' deficit	(22,478,965)	(21,702,577)
Total liabilities and stockholders' deficit	$11,966,794	$17,280,745

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Product revenue	$2,129,125	$2,245,544	$6,549,832	$7,465,996
Support and services revenue	3,976,308	5,081,266	12,329,042	15,361,096
Total revenue	6,105,433	7,326,810	18,878,874	22,827,092
Cost of revenue:
Product	118,880	145,986	669,564	710,233
Support and service	1,115,703	1,914,383	3,788,282	5,675,728
Total cost of revenue	1,234,583	2,060,369	4,457,846	6,385,961
Gross profit	$4,870,850	$5,266,441	$14,421,028	$16,441,131
Operating expenses:
Research and development costs	1,216,663	2,514,822	5,536,658	9,475,678
Selling and marketing	1,128,850	2,991,901	5,288,991	11,385,051
General and administrative	1,163,676	1,561,335	4,130,570	5,100,739
Restructuring	76,705	—	(159,597)	177,389
Total operating expenses	3,585,894	7,068,058	14,796,622	26,138,857
Operating income (loss)	1,284,956	(1,801,617)	(375,594)	(9,697,726)
Interest and other (loss) income, net	134,321	(90,037)	260,121	265,397
Income (Loss) before income taxes	1,419,277	(1,891,654)	(115,473)	(9,432,329)
Provision for (benefit from) income taxes	(9,896)	84,519	207,352	375,338
Net income (loss)	$1,429,173	$(1,976,173)	$(322,825)	$(9,807,667)
Less: Accrual of Series A redeemable convertible preferred stock dividends	215,000	194,012	634,664	581,986
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	—	178,619	—	513,269
Net income (loss) attributable to common stockholders	$1,214,173	$(2,348,804)	$(957,489)	$(10,902,922)
Basic net income (loss) per share attributable to common stockholders	$0.03	$(0.05)	$(0.02)	$(0.25)
Diluted net income (loss) per share attributable to common stockholders	$0.02	$(0.05)	$(0.02)	$(0.25)
Weighted average basic shares outstanding	44,552,892	43,488,448	44,362,367	42,847,038
Weighted average diluted shares outstanding	54,235,876	43,488,448	44,362,367	42,847,038

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP loss from operations	$1,284,956	$(1,801,617)	$(375,594)	$(9,697,726)
Non-cash stock option expense (1)	(260,577)	274,206	$281,992	$2,392,162
Restructuring costs (3)	76,705	—	(159,597)	177,389
Non-GAAP loss from operations	$1,101,084	$(1,527,411)	$(253,199)	$(7,128,175)

GAAP net loss attributable to common stockholders	$1,214,173	$(2,348,804)	$(957,489)	$(10,902,922)
Non-cash stock option expense, net of income taxes (2)	(260,577)	274,206	281,992	2,392,162
Restructuring costs (3)	76,705	—	(159,597)	177,389
Effects of Series A redeemable convertible preferred stock (4)	215,000	372,631	634,664	1,095,255
Non-GAAP net loss	$1,245,301	$(1,701,967)	$(200,430)	$(7,238,116)

GAAP gross margin	80%	72%	76%	72%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	80%	72%	76%	72%

GAAP gross margin - Product	94%	93%	90%	90%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	94%	93%	90%	90%

GAAP gross margin - Support and Service	72%	62%	69%	63%
Non-cash stock option expense (1)	0%	0%	0%	1%
Non-GAAP gross margin - Support and Service	72%	62%	69%	64%

GAAP operating margin	21%	(25%)	(2%)	(42%)
Non-cash stock option expense (1)	(4%)	4%	1%	10%
Restructuring costs (3)	1%	0%	(1%)	1%
Non-GAAP operating margin	18%	(21%)	(2%)	(31%)

GAAP Basic EPS	$0.03	$(0.05)	$(0.02)	$(0.25)
Non-cash stock option expense, net of income taxes (2)	(0.01)	0.01	0.01	0.06
Restructuring costs (3)	0.00	0.00	0.00	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.01	0.01	0.03
Non-GAAP Basic EPS	$0.03	$(0.04)	$0.00	$(0.17)

GAAP Diluted EPS	$0.02	$(0.05)	$(0.02)	$(0.25)
Non-cash stock option expense, net of income taxes (2)	0.00	0.01	0.01	0.06
Restructuring costs (3)	0.00	0.00	0.00	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.01	0.01	0.03
Non-GAAP Diluted EPS	$0.02	$(0.04)	$0.00	$(0.17)

Weighted average basic shares outstanding (GAAP and as adjusted)	44,552,892	43,488,448	44,362,367	42,847,038
Weighted average diluted shares outstanding (GAAP and as adjusted)	54,235,876	43,488,448	44,362,367	42,847,038

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of revenue - Product	$—	$—	$—	$—
Cost of revenue - Support and Service	(9,752)	16,684	55,533	85,521
Research and development costs	28,382	80,310	212,910	1,652,107
Selling and marketing	(23,560)	88,907	40,178	231,979
General and administrative	(255,647)	88,305	(26,629)	422,555
Total non-cash stock based compensation expense	$(260,577)	$274,206	$281,992	$2,392,162

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three and nine months ended September 30, 2017 and 2016, the tax expense for both GAAP and Non-GAAP basis approximate the same amount. Included in share-based compensation expense for the three and nine months ended September 30, 2016, was $0.0 million and $1.5 million, related to costs associated with our exclusive source code license and development agreement which were paid through the issuance of our common stock.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of Series A redeemable convertible preferred stock dividends.